Exhibit 99.1

CONSENT / AMENDMENT TO SEPARATION AGREEMENT / GRANT OF PERMISSION

DATED: December 6, 2006

Re:	Amendment to Separation Agreement

Gentlepersons:

Reference is made to that certain executed Separation Agreement dated as of October 27, 2004 (“Agreement”), among DreamWorks Animation SKG, Inc. (“DWASKG”), DreamWorks Animation LLC (“DWA”), and DreamWorks LLC (“DWS”). Unless otherwise defined, all capitalized terms used herein shall be as defined in the Agreement.

Consent to Amend: Diamond Lane Productions, Inc. and Steven Spielberg hereby give prior written consent to DWASKG, DWA, and DWS to amend Section 6.01(b) of the Agreement to include Steve Spielberg granting permission in writing to the Corporation Group or the LLC Group (or both) to engage in theme park activities other than through Universal Studios, Inc. as an additional trigger that will permit the Corporation Group or the LLC Group (or both) to engage in theme park activities other than through Universal Studios, Inc.

Amendment: In consideration of the mutual covenants and agreements contained herein, DWASKG, DWA, and DWS hereby amend the Agreement as follows:

The following language is inserted into the first sentence of Section 6.01(b) of the Agreement before the phrase “or until the later of such time” and after the phrase “theme park arrangement(s) with third parties,”:

“or he grants permission in writing to the Corporation Group or the LLC group (as is applicable) to engage in theme park activities other than through Universal Studios, Inc.,”

Except as expressly set forth herein, all terms and conditions of the Agreement shall remain in full force and effect and may not be further modified except by a writing signed by DWASKG, DWA, and DWS.

Grant of Permission: Steven Spielberg hereby, in his absolute determination and in his absolute discretion, grants permission to the Corporation Group to engage in theme park activities other than through Universal Studios, Inc.

This document may be executed in counterparts. Please confirm your agreement, consent and/or grant of permission (as applicable) to the foregoing by signing below.

DREAMWORKS ANIMATION SKG, INC.		DREAMWORKS ANIMATION LLC

By:	/s/ Katherine Kendrick	By:	/s/ Jamie Kershaw
Its:	AUTHORIZED SIGNATORY	Its:	AUTHORIZED SIGNATORY Signed: December 18, 2006

DREAMWORKS LLC

By:	/s/ Brian Edwards
Its:	AUTHORIZED SIGNATORY

DIAMOND LANE PRODUCTIONS, INC.

By:	/s/ Steven Spielberg	By:	/s/ Steven Spielberg
Its:	AUTHORIZED SIGNATORY		STEVEN SPIELBERG

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